Coopers                                            Coopers & Lybrand L.L.P.
&Lybrand                                           a professional services firm






                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in Post-Effective Amendment No. 17 to the Registration Statement of the Lebenthal New York Munucipal Bond Fund, Lebenthal New Jersey Municipal Bond Fund and Lebenthal Taxable Munuciapal Bond Fund (three of the Funds comprising Lebenthal Funds, Inc.) on Form N-1A of our report dated January 14, 1997 on our audits of the financial statements and financial highlights of the Lebenthal New York Municipal Bond Fund, Lebenthal New Jersey Municipal Bond Fund and Lebenthal Taxable Municipal Bond Fund, which reports are included in the Annual Report to Shareholders for the year ended November 30, 1997 which is incorporated by reference in the Statement of Additional Information. We also consent to the reference in the Statement of Additional Information to our Firm under the caption "Counsel and Auditors."



                                                    COOPERS & LYBRAND L.L.P.


Kansas City, Missouri
March 30, 1998

Coopers & Lybrand L.L.P. a registered limited liability partnership, is a member firm of Coopers & Lybrand (International).


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